Exhibit 99.1

For Immediate Release

Citigroup Inc. (NYSE: C)

November 20, 2025

CITI ANNOUNCES CfO transition plans and

CHANGES to U.S. Personal banking business

Mark Mason to transition out of CFO role in March 2026 and become Executive Vice Chair and Senior Executive Advisor to the Chair/CEO

Gonzalo Luchetti to become CFO following transition period

Retail Banking and U.S. Citigold to be integrated within Wealth

U.S. Consumer Cards to become a standalone business led by Pam Habner

NEW YORK – Citi announced today that it will begin the process of transitioning the role of Chief Financial Officer from Mark Mason to Gonzalo Luchetti.

Mason will remain CFO until early March 2026. He will then become Executive Vice Chair of Citi and Senior Executive Advisor to Chair and CEO Jane Fraser, with responsibility for advising on strategic initiatives, including preparing the firm for Investor Day.

Luchetti has served as Citi’s Head of U.S. Personal Banking since 2021. Since he joined Citi in 2006, Luchetti has led multiple businesses around the world and held a range of roles in finance and strategy, building a strong track record for driving both strategic direction and disciplined execution.

Citi’s Retail Bank will be integrated into the Wealth business, with the U.S. Everyday Banking, Citi Priority, Citigold and Citigold Private Client relationship tiers consolidated into a single group under the leadership of Kate Luft, who will become Head of U.S. Retail Banking and Citigold, reporting to Andy Sieg.

Citi’s Branded Cards and Retail Services businesses will be combined to form U.S. Consumer Cards. That business will be led by Pam Habner, who has served as Head of Branded Cards and Lending for Citi since 2020. She will report to Fraser and become a member of the firm’s Executive Management Team.

Fraser said, “We are ending the year with momentum and confidence that we will meet our 2026 return target. This evolution of our leadership team and structure is well timed as it puts in place our next generation of leaders ahead of our upcoming Investor Day, when we will lay out our plans to further grow our returns.”

CFO Transition

Mason joined Citi in 2001 and became CFO in 2019. He held several senior operational, strategic and financial leadership positions, including CFO of the Institutional Clients Group, CEO of the Citi Private Bank, CEO of Citi Holdings, and CFO and Head of Strategy and M&A for Wealth Management. Mason initiated the transition of his responsibilities at this time to ensure that Citi’s next CFO is in place for the next phase of Citi’s growth trajectory. He will be working closely with Luchetti to ensure the delivery of the 2026 return target and support Fraser and Luchetti as they prepare for Citi’s upcoming Investor Day. He intends to pursue his leadership aspirations outside of Citi by the end of 2026.

Fraser said, “Mark has proven himself to be a leader for all seasons, having helped Citi navigate some of our most challenging times and being a driving force behind the results we are now seeing in our performance and our Transformation. He has been an invaluable partner to me as we made progress delivering on our strategy, strengthening our performance and ensuring a focus on shareholder returns. He models integrity, drive and commitment no matter the circumstances, and has always put the firm first.”

Mason said, “Serving as CFO for the last seven years and contributing to a leadership team that is redefining expectations for Citi stands as one of the most demanding and fulfilling chapters of my career. I feel a deep sense of pride in the role I played to reorient our strategy to deliver enhanced shareholder returns and in helping the firm build a track record of delivering on the commitments we have made. I know that Gonzalo will work tirelessly with the strong team we’ve built across Finance to further Citi’s momentum, and I am fully committed to his smooth transition into the new role. I also look forward to supporting Jane and the firm in my new capacity over the course of next year, and when I embark on my next chapter after my time at Citi concludes, I will be cheering on the firm’s continued success.”

Luchetti will officially assume the CFO role in early March following the filing of Citi’s 2025 year-end financial reports.

Fraser said, “We have a diligent talent management process in place to ensure we have a strong bench to call on for leadership roles at Citi, and I knew exactly what we needed in our next CFO to build on Mark’s successful tenure. In addition to the table-stakes requirement of superb financial acumen, it must be someone who is strategically minded, data-driven, analytical, and an excellent operator. We need a person with a track record for delivering business growth and improved returns while expertly managing the balance sheet and ensuring prudent credit risk management. The role requires a great people manager and strong resource for the rest of the leadership team. Most importantly, I want someone who will be a partner to me as we chart the next chapter for Citi. Gonzalo is that person.”

During Luchetti’s tenure as Head of U.S. Personal Banking, the business has had 12 consecutive quarters of positive operating leverage and delivered a 14.5% RoTCE in the third quarter of 2025 and 13.0% RoTCE year to date, an increase of more than double over the year prior. He digitized Citi’s card franchises, modernized its branch network and successfully strengthened risk and controls. Prior to joining Citi, Luchetti worked at JPMorgan Chase and Bain & Company.

U.S. Personal Banking Changes

Retail Banking will become part of Citi’s Wealth business to strengthen Citi’s competitive position across the client continuum, with one unified U.S. team working across Everyday Banking, Citi Priority, Citigold and Citigold Private Client. That team will be led by Kate Luft, who will become Head of U.S. Retail Banking and Citigold and will report to Andy Sieg. Integrating these businesses puts Citi in a position to accelerate growth by realizing more synergies across relationship tiers; unifies management of the consumer deposit taking franchises; and allows for better strategic decision making about investment priorities, footprint and client acquisition efforts. Luft joined Citi in 2008 in the Sales and Trading division. She has worked in Citi’s Latin America and Australia franchises. As part of U.S. Personal Banking, she ran Products and Segments as well as Consumer Operations and was most recently Head of Retail Banking.

U.S. Consumer Cards will become one of Citi’s five core businesses. As leader of that business, Habner will be responsible for a portfolio that serves more than 70 million customers across the U.S. and that partners with a range of iconic brands, including Citi’s premier partnerships with American Airlines and Costo, which Habner helped to reinvent. She joined Citi in 2020 as Head of Branded Cards and Lending after six years at JPMorgan Chase and more than 18 years at American Express. Under her leadership, Citi has launched innovative products, including Citi’s Strata portfolio family of rewards credit cards, and meaningfully scaled its personal loans business.

Additional Information:

Citi will file a Form 8-K Current Reports in connection with these leadership changes. Citi’s upcoming Investor Day will take place on May 7, 2026.

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About Citi

Citi is a preeminent banking partner for institutions with cross-border needs, a global leader in wealth management and a valued personal bank in its home market of the United States. Citi does business in more than 180 countries and jurisdictions, providing corporations, governments, investors, institutions and individuals with a broad range of financial products and services.

Additional information may be found at www.citigroup.com | X: @Citi |

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Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial condition may differ materially from those included in these statements due to a variety of factors. These factors include, among others: (i) macroeconomic and geopolitical tensions, conflicts and other challenges, uncertainties and volatility, including impacts related to trade and tariff policies; increases in unemployment rates, slowing economic growth or recessions in the U.S. and elsewhere; deterioration in consumer and corporate confidence; elevated inflation; government fiscal and monetary actions or expected actions; and the Russia-Ukraine war and other conflicts; (ii) the execution and efficacy of Citi’s priorities regarding its simplification, transformation and enhanced business performance; (iii) changes in regulatory capital requirements, interpretations or rules; and (iv) the precautionary statements included in this release. These factors also consist of those contained in Citigroup’s filings with the U.S. Securities and Exchange Commission, including without limitation the “Risk Factors” section of Citigroup’s 2024 Form 10-K. Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Media Contact:	Investor Contact:
Jennifer Lowney	Jennifer Landis
Jennifer.lowney@citi.com	investorrelations@citi.com